Exhibit 99.1

For Immediate Release

Regional Management Corp. Announces First Quarter 2012 Results

Greenville, South Carolina – May 2, 2012 – Regional Management Corp. (NYSE: RM), a diversified specialty consumer finance company, today announced results for the first quarter ended March 31, 2012.

First Quarter 2012 Highlights and Subsequent Events

•	Commenced trading on the New York Stock Exchange on March 28 under the ticker symbol RM.

•	Total first quarter 2012 revenue was $31.5 million, a 27.7% increase from the prior-year period.

•

GAAP net income for the first quarter of 2012 was $5.1 million, a 3.8% increase from the prior-year period, and diluted earnings per share was $0.53 based on a diluted share count of 9.6 million. On a pro-forma basis, excluding one-time initial public offering expenses and applying proceeds from the IPO to reduce outstanding debt, net income for the first quarter of 2012 was $6.8 million, a 37.1% increase from the prior-year period, and diluted earnings per share was $0.53 based on a diluted share count of 12.7 million.

•

Finance receivables as of March 31, 2012 were $317.5 million, an increase of 33.3% from the prior-year period. Net charge-offs as a percentage of average finance receivables for the first quarter of 2012 were 6.4%, consistent with the prior-year period.

•	Same-store revenue growth[1] for the first quarter of 2012 was 11.2%.

•	Completed acquisition of the assets of two consumer loan companies in Alabama, adding 19 net new branches to Regional Management.

•	Obtained license to operate in New Mexico in April 2012 and plan to open first branch in May; will then operate branches in seven states.

“We are pleased with our first quarter results, which saw considerable growth in net loans, revenue and same-store sales while maintaining a consistently strong net charge-off percentage – a testament to our underwriting methodology and portfolio quality,” said Thomas Fortin, Chief Executive Officer of Regional Management Corp. “In addition, we continue to be vigilant with our expense structure, as we recorded an efficiency ratio of 40.6% in the quarter, maintaining our overall trend of reducing G&A expenses as a percentage of total revenue on a year-over-year basis. Overall, it was an important first quarter for Regional Management with our initial public offering at the end of March, as well as our acquisition in January that provided us with 19 net new branches in Alabama and I am proud of the entire Regional Management team. We remain

[1]	Defined as stores open for more than one year.

committed to providing long-term shareholder value by prudently growing our business through branch expansion, as well as the increased distribution of various product offerings for underbanked consumers, while remaining disciplined and opportunistic in our acquisition pipeline.”

First Quarter 2012 Results

For the first quarter ended March 31, 2012, Regional Management reported total revenue of $31.5 million, a 27.7% increase from $24.7 million in the prior-year period. Interest and fee income revenue for the first quarter of 2012 was $26.9 million, a 27.6% increase from $21.0 million in the prior-year period, primarily due to a 33.3% year-over-year increase in finance receivables. Insurance and other income for the first quarter of 2012 was $4.7 million, a 28.4% increase from the prior-year period. Same-store revenue growth for the first quarter of 2012 was 11.2%.

Finance receivables outstanding at March 31, 2012 were $317.5 million, a 33.3% increase from $238.1 million in the prior-year period. Finance receivables increased primarily due to the addition of 48 branches – including the 19 net new branches acquired in January 2012 in Alabama – since March 31, 2011, through both de novo openings and acquisitions. Same-store loans receivable (stores open at least one year) grew 13.0%.

Provision for loan losses in the first quarter of 2012 was $5.6 million versus $3.8 million in the prior-year period, primarily due to the increase in loan volume. Net charge-offs as a percentage of average finance receivables for the first quarter of 2012 was 6.4%, consistent with the prior-year period.

General and administrative expenses for the first quarter of 2012 were $12.8 million, an increase of 25.3% from $10.2 million in the prior-year period, primarily due to increased personnel costs from opening and acquiring an additional 48 branches since March 31, 2011. During the first quarter of 2012, Regional Management opened and acquired a net 24 new branches. Regional Management’s efficiency ratio – the percentage of general and administrative expenses compared to total revenue – in the first quarter of 2012 was 40.6%, a decline of 80 basis points from 41.4% in the prior-year period.

GAAP net income for the first quarter of 2012 was $5.1 million, a 3.8% increase compared to net income of $4.9 million in the prior-year period, and diluted earnings per share for the first quarter of 2012 was $0.53 based on a diluted share count of 9.6 million. On a pro forma basis, excluding one-time IPO expenses and applying the proceeds from the IPO to reduce outstanding debt, net income for the first quarter of 2012 was $6.8 million, a 37.1% increase from the prior-year period, and diluted earnings per share was $0.53 based on a diluted share count of 12.7 million.

Liquidity and Capital Resources

As of March 31, 2012, Regional Management had finance receivables of $317.5 million and outstanding debt of $236.3 million. During the first quarter of 2012, Regional Management increased its senior revolving credit facility to $255.0 million and extended its maturity date to January 2015.

Subsequent to March 31, 2012, Regional Management has paid down approximately $39.0 million of the principal on its debt, including its entire mezzanine facility.

Conference Call Information

The Company will host a conference call and webcast today at 5:00 PM Eastern. Both the call and webcast are open to the general public.

The dial-in number for the conference call is (888) 554-1430 – please dial the number 10 minutes prior to the scheduled start time. A live webcast of the conference call will also be available on Regional Management’s website at www.RegionalManagement.com.

A replay of the call will be available two hours following the end of the call through midnight Eastern on Wednesday, May 9 at www.RegionalManagement.com and by telephone at (877) 870-5176; passcode 1391004.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, which represent Regional Management’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: the continuation or worsening of adverse conditions in the global and domestic credit markets and uncertainties regarding, or the impact of governmental responses to those conditions; changes in interest rates; risks related to acquisitions and new branches; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; recently-enacted or proposed legislation; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management). Such factors are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management Corp. will not and is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified specialty consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies and other traditional lenders. Regional

Management began operations in 1987 with four branches in South Carolina and has expanded its branch network to 194 locations with over 164,000 active accounts across South Carolina, Texas, North Carolina, Tennessee, Alabama and Oklahoma as of March 31, 2012. Each of its loan products is secured, structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, independent and franchise automobile dealerships, online credit application networks, furniture and appliance retailers and its consumer website. For more information, please visit http://www.RegionalManagement.com.

Contacts:

Investor Relations

Garrett Edson, (203) 682-8331

Media Relations

Kim Paone, (646) 277-1216

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

For the Three Months Ended March 31, 2012 and 2011

(Unaudited)

($ in Thousands except per share amounts)

	2012	2011
Revenue
Interest and fee income	$26,852	$21,045
Insurance income	2,485	2,194
Other income	2,203	1,457

Total revenue	31,540	24,696

Expenses
Provision for loan losses	5,627	3,836
General and administrative expenses
Personnel	7,975	6,540
Occupancy	1,894	1,471
Advertising	593	647
Other expenses	2,330	1,554
Other expenses
Consulting and advisory fees	1,451	310
Interest expense
Senior revolving credit facility and other debt	2,510	1,763
Mezzanine debt-related parties	1,030	996

Total interest expense	3,540	2,759

Total expenses	23,410	17,117

Income before income taxes	8,130	7,579
Income taxes	3,008	2,644

Net income	$5,122	$4,935

Net income per common share:
Basic	$0.55	$0.53

Diluted	$0.53	$0.51

Weighted average common shares outstanding:
Basic	9,336,727	9,336,727

Diluted	9,616,497	9,648,103

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

March 31, 2012 and December 31, 2011

($ in Thousands except per share amounts)

	MARCH 31, 2012	DECEMBER 31, 2011
	(Unaudited)
Assets
Cash	$2,429	$4,849
Gross finance receivables	392,100	387,494
Less unearned finance charges, insurance premiums and commissions	(74,600)	(80,900)

Finance receivables	317,500	306,594
Allowance for loan losses	(19,860)	(19,300)

Net finance receivables	297,640	287,294
Premises and equipment, net of accumulated depreciation	4,638	4,446
Deferred tax asset, net	—	15
Repossessed assets at net realizable value	340	409
Other assets	11,510	7,137

Total assets	$316,557	$304,150

Liabilities and stockholders’ equity
Liabilities:
Cash overdraft	$6	$1
Deferred tax liability	2,462	—
Accounts payable and accrued expenses	7,756	7,447
Senior revolving credit facility	209,607	206,009
Mezzanine debt—related parties	25,814	25,814
Other notes payable	889	—

Total liabilities	246,534	239,271
Temporary equity	12,000	12,000
Commitments and contingencies
Stockholders’ equity:
Common stock (25,000,000 shares authorized; 9,336,727 issued and outstanding; $.10 par value per share)	934	934
Additional paid-in-capital	28,172	28,150
Retained earnings	28,917	23,795

Total stockholders’ equity	58,023	52,879

Total liabilities and stockholders’ equity	$316,557	$304,150

Regional Management Corp.

Selected Financial Data

As of and for the Three Months Ended March 31, 2012 and 2011

(Unaudited)

	March 31, 2012		March 31, 2011
Finance Receivables	Average Balance (a)	Yield	Average Balance (a)	Yield
Small installment loans	$120,178	50.3%	$108,324	48.8%
Large installment loans	54,327	29.2%	32,700	27.2%
Automobile purchase loans	131,826	21.8%	96,528	22.7%
Furniture and appliance purchase loans	12,232	19.2%	3,273	18.2%

Total finance receivables	$318,563	33.7%	$240,824	35.0%

		Percentage of		Percentage of
		Total Finance		Total Finance
	Amount	Receivables	Amount	Receivables
Allowance for loan losses	$19,860	6.3%	$18,000	7.3%
over 90 days contractually delinquent	$7,429	2.3%	$5,458	1.7%
over 180 days contractually delinquent	$1,712	0.5%	$1,191	0.5%

		Percentage of		Percentage of
		Average Finance		Average Finance
	Amount	Receivables	Amount	Receivables
Net charge-offs as a percentage of average finance receivables	$5,067	6.4%	$3,836	6.4%

		Percentage of		Percentage of
	Amount	Total Revenue	Amount	Total Revenue
Provision for loan losses	$5,627	17.8%	$3,836	15.5%
General and administrative expenses	$12,792	40.6%	$10,212	41.4%
Same store finance receivables at period- end/Growth rate	$267,315	13.0%	$224,684	12.3%
Same store revenue growth rate		11.2%		8.9%
Number of branches at period end (b)	194		146

(a)	Average finance receivables are computed by using the most recent four month-end balances
(b)	Includes the 19 branches retained in the January 2012 acquisition of two consumer loan companies in Alabama

Regional Management Corp. and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Income

For the Three Months Ended March 31, 2012

($ in Thousands except per share amounts)

		Pro Forma
	Actual	Adjustments		Pro Forma
Revenue
Interest and fee income	$26,852	$—		$26,852
Insurance income	2,485	—		2,485
Other income	2,203	—		2,203

Total revenue	31,540	—		31,540

Expenses
Provision for loan losses	5,627	—		5,627
General and administrative expenses
Personnel	7,975	140	(1)	8,115
Occupancy	1,894	—		1,894
Advertising	593	—		593
Other expenses	2,330	—		2,330
Other expenses				—
Consulting and advisory fees	1,451	(1,451	)(2)	—
Interest expense				—
Senior and other debt	2,510	(247	)(3)	2,263
Mezzanine debt	1,030	(1,030	)(4)	—

Total interest expense	3,540	(1,277)		2,263

Total expenses	23,410	(2,588)		20,822

Income before income taxes	8,130	2,588		10,718
Income taxes	3,008	942	(5)	3,950

Net income	$5,122	$1,646		$6,768

Net income per common share
Basic	$0.55			$0.54

Diluted	$0.53			$0.53

Weighted average shares outstanding
Basic	9,336,727			12,486,727

Diluted	9,616,497			12,654,647

(1)	Represents additional compensation expense associated with the grant of options upon consummation of the initial public offering.
(2)	Represents a termination fee of $1,125 combined with the $326 we paid our former majority stockholders and sponsors for the three months ended March 31, 2012. The agreements with the former majority stockholders and sponsors terminated with the completion of the initial public offering.
(3)	Reflects reduction in interest expense as a result of payment of $13,229 in aggregate principal amount of our senior revolving credit facility, offset in part by an unused line fee of 0.50%. Also reflects a reduction in the interest rate under our senior revolving credit facility from one month LIBOR (with a LIBOR floor of 1.00%) plus 3.25% to one month LIBOR (with a LIBOR floor of 1.00%) plus 3.00%.
(4)	Reflects reduction in interest expense as a result of the repayment of the $25,814 in aggregate principal amount of our mezzanine debt, which accrues interest at a rate of 15.25% per annum.
(5)	Reflects an increase in income taxes as a result of the increase in income before taxes.

Regional Management Corp. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheets

March 31, 2012

($ in Thousands except per share amounts)

		Pro Forma
	Actual	Adjustments		Pro Forma
Assets
Cash	$2,429	$2,800	(1)	$5,229
Finance receivables	392,100	—		392,100
Less unearned finance charges	(74,600)	—		(74,600)

Finance receivables, net of unearned finance charges	317,500	—		317,500
Less allowance for loan losses	(19,860)	—		(19,860)

Finance receivables, net	297,640	—		297,640
Property, plant, and equipment, net	4,638	—		4,638
Repossessed assets at NRV	340	—		340
Other assets	11,510	(2,867	)(1)(2)	8,643

Total assets	$316,557	$(67)		$316,490

Liabilities and Stockholders’ Equity
Cash overdraft	$6	$—		$6
Deferred income tax liability, net	2,462	—		2,462
Accounts payable and accrued expenses	7,756	—		7,756
Note payable, Bank of America	209,607	(13,229	)(3)	196,378
Mezzanine debt	25,814	(25,814	)(4)	—
Other notes payable	889	—		889

Total liabilities	246,534	(39,043)		207,491

Temporary equity	12,000	(12,000	)(5)	—

Stockholders’ equity
Common stock	934	315	(6)	1,249
Additional paid-in-capital	28,172	51,992	(7)	80,164
Retained earnings	28,917	(1,331	)(2)(8)	27,586

Total stockholders’ equity	58,023	50,976		108,999

Total liabilities and stockholders’ equity	$316,557	$(67)		$316,490

(1)	Reflects a reclassification of prepaid expenses of $2,800 related to this offering to additional paid-in capital. These $2,800 in offering expenses were paid in cash on or before March 31, 2012 and reduced cash in our actual balance sheet as of March 31, 2012. Therefore, a portion of the proceeds of this offering is reflected as an increase in cash in our pro forma balance sheet as of March 31, 2012.
(2)	Reflects the expense of unamortized debt issuance costs related to the mezzanine debt.
(3)	Reflects the repayment of $13,229 million in aggregate principal amount under our senior revolving credit facility as described under “Use of Proceeds.”
(4)	Reflects the repayment of $25,814 in aggregate principal amount of mezzanine debt as described under “Use of Proceeds.”
(5)	Reflects the reclassification of temporary equity to additional paid-in capital. The shareholders agreement between us, Regional Holdings, LLC, the sponsors and the individual owners, as amended on March 12, 2012, provides that the individual owners have the right to put their stock back to us if an initial public offering does not occur by May 21, 2012. This right will be terminated upon the consummation of this offering.
(6)	Reflects an adjustment to common stock reflecting the par value for the common stock to be issued in this offering.
(7)	Reflects (i) an adjustment for the estimated net proceeds to us from the offering less the par value recorded under common stock as described in footnote 6 above, (ii) the reclassification of temporary equity to additional paid-in-capital as described in footnote 5 above and (iii) the increase associated with stock option compensation expense.
(8)	Reflects a payment of $1.1 million relating to the termination of our advisory and consulting agreements with our existing owners.